Exhibit 99.1 – News Release

Ritchie Bros. reports third quarter 2018 results

VANCOUVER, November 8, 2018 – Ritchie Bros. Auctioneers Incorporated (NYSE & TSX: RBA, the “Company” or “Ritchie Bros.”) reported the following results for the three months ended September 30, 2018:

(All figures are presented in U.S. dollars)

Net income attributable to stockholders of $23.1 million increased 125% compared to $10.3 million for the same quarter in 2017. Diluted earnings per share (“EPS”) attributable to stockholders increased 133% to $0.21 versus $0.09 in the third quarter of 2017, while diluted adjusted EPS attributable to stockholders1 (non-GAAP measure) which excludes a $4.9 million gain on sale of an equity accounted for investment and acquisition-related costs, increased 100% to $0.18 from $0.09 in the third quarter of 2017. Other key third quarter highlights included:

Consolidated results:

•	Total revenues of $245.3 million increased 8% over the third quarter of 2017

•	Total Company agency proceeds[2] (non-GAAP measure) of $159.3 million increased 13% from 141.0 million in the third quarter of 2017

•	Total selling, general and administrative expenses (“SG&A”) of $88.3 million increased 4% from $85.3 million in the third quarter of 2017

•	Cash provided by operating activities of $97.1 million for the nine-month period ended September 30, 2018

Auctions & Marketplaces (“A&M”) segment:

•	Gross Transaction Value (“GTV”)[3] of $1.0 billion up 2% over the third quarter of 2017

•	Total revenues of $218.6 million increased 8% from $202.7 million in the third quarter of 2017

•	A&M agency proceeds[4] (non-GAAP measure) of $144.2 million increased 11% from $130.2 million in the third quarter of 2017

•	A&M revenue rate[5] of 21.0% and A&M agency proceeds rate[6] (non-GAAP measure) of 13.9%, each improved 110 basis points (“bps”) over the third quarter of 2017

“Our focus on new business and executing our multi-channel strategy in a tight supply environment resulted in strong revenue and agency proceeds growth with sequential improvement in our A&M revenue rate. The revenue growth coupled with disciplined expense management improved our operating leverage which contributed to doubling our diluted adjusted EPS to $0.18. Despite slightly lower live auction volumes due to fewer live and agricultural events versus last year, our online marketplaces channel showed a second straight quarter of solid momentum with 16% GTV growth in the quarter. We also continue to be pleased with our Services business performance delivering double digit revenue growth once again led by RBFS up 40% and Mascus up 15%,” said Ravi Saligram, Chief Executive Officer.

Saligram continued “We are encouraged with the progress we are making as a combined company and our ability to grow both our top line and earnings together with strong cash flow in the quarter. Heading into the fourth quarter, our priorities remain focused on building momentum on our sales execution and fully leveraging our multi-channel offerings to deliver superior service to our existing customers and drive new customer acquisition.”

Ritchie Bros.	1

1	Diluted adjusted EPS attributable to stockholders is a non-GAAP financial measure. The Company believes that comparing diluted adjusted EPS attributable to stockholders for different financial periods provides useful information about the growth or decline of its diluted EPS attributable to stockholders for the relevant financial period, and eliminates the financial impact of adjusting items the Company does not consider to be part of its normal operating results. Diluted adjusted EPS attributable to stockholders is calculated by dividing adjusted net income attributable to stockholders (non-GAAP measure), net of the effect of dilutive securities, by the weighted average number of dilutive shares outstanding. Diluted adjusted EPS attributable to stockholders is reconciled to the most directly comparable GAAP measures in the Company’s consolidated financial statements under “Non-GAAP Measures”.

2	The Company’s income statement scorecard includes the non-GAAP measure performance metric, agency proceeds. Agency proceeds is also an element of the performance criteria for certain annual short-term incentive awards the Company grants to its employees and officers. The Company calculates agency proceeds by subtracting the cost of inventory sold and ancillary and logistical service expenses from total revenues.

3	GTV represents total proceeds from all items sold at the Company’s live on site auctions and online marketplaces. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in the Company’s consolidated financial statements.

4	A&M agency proceeds is a non-GAAP financial measure that provides useful information about the performance of the Company’s A&M contracts for different financial periods. A&M agency proceeds is calculated as A&M total revenues less cost of inventory sold and is reconciled to the most directly comparable GAAP measures in the Company’s consolidated financial statements under “Non-GAAP Measures”.

5	The Company believes A&M segment total revenues are best understood by considering their relationship to GTV. The metric that the Company uses to measure that performance is A&M revenue rate, which is calculated as A&M total revenues divided by GTV.

6	A&M agency proceeds rate is a non-GAAP financial measure that provides useful information about the performance of our operations by comparing the margins we earn on our contracts for different financial periods. A&M agency proceeds rate is calculated by dividing A&M agency proceeds (non-GAAP measure) by GTV. A&M agency proceeds rate is reconciled to the most directly comparable GAAP measures in our consolidated financial statements under “Non-GAAP Measures”.

Ritchie Bros.	2

Financial Overview

(Unaudited)

	Three months ended September 30,			Nine months ended September 30,
			% Change			% Change
(in U.S. $000's, except EPS)	2018	2017	2018 over 2017	2018	2017	2018 over 2017
Service revenues	$161,374	$145,938	11%	$551,736	$442,066	25%
Revenue from inventory sales	83,972	81,463	3%	262,318	237,375	11%
Total revenues	245,346	227,401	8%	814,054	679,441	20%
Costs of services	33,053	33,461	(1%)	112,743	94,093	20%
Cost of inventory sold	74,341	72,476	3%	231,834	207,603	12%
Selling, general and administrative expenses	88,323	85,335	4%	287,052	230,287	25%
Acquisition-related costs	2,007	3,587	(44%)	5,039	35,162	(86%)
Operating income	31,194	16,931	84%	128,862	67,416	91%
Adjusted operating income (non-GAAP measure)	32,695	16,931	93%	130,363	91,589	42%
Net income attributable to stockholders	23,138	10,261	125%	85,993	38,273	125%
Adjusted net income attributable to stockholders (non-GAAP measure)	19,328	10,261	88%	82,183	59,364	38%
Diluted earnings per share attributable to stockholders	$0.21	$0.09	133%	$0.79	$0.35	125%
Diluted adjusted EPS attributable to stockholders (non-GAAP measure)	$0.18	$0.09	100%	$0.75	$0.55	36%
GTV	$1,039,427	$1,019,322	2%	$3,626,551	$3,173,050	14%
Agency proceeds (non-GAAP measure)	$159,323	$141,047	13%	$535,978	$431,732	24%
A&M revenue	$218,576	$202,718	8%	$725,394	$608,169	19%
A&M revenue rate	21.0%	19.9%	110 bps	20.0%	19.2%	80 bps
A&M agency proceeds (non-GAAP measure)	$144,235	$130,242	11%	$493,560	$400,566	23%
A&M agency proceeds rate (non-GAAP measure)	13.9%	12.8%	110 bps	13.6%	12.6%	100 bps

Effective January 1, 2018, the Company adopted ASU 2014-09 Revenue from Contracts with Customers (“Topic 606”). Revenues from inventory sales and ancillary and logistical service revenues are presented gross of the related expenses rather than net. Accordingly, in addition to total revenues, the Company has added a new metric to its disclosures called agency proceeds (non-GAAP measure), which presents revenues as previously reported and is calculated as total revenues under Topic 606 less the cost of inventory sold and ancillary and logistical service expenses. Prior periods presented have been restated to conform with this new revenue standard. For further details on Topic 606, refer to the Annual Report on Form 10-K for the year ended December 31, 2017 and the Quarterly Reports on Form 10-Q for the periods ended March 31, 2018, June 30, 2018 and September 30, 2018.

Ritchie Bros.	3

Results of operations – third quarter update

For the three months ended September 30, 2018

Consolidated Performance Highlights

Total revenues increased 8% to $245.3 million driven by higher fee revenues, inventory sales performance in Europe, GTV growth and strong RBFS growth partially offset by a reduction in the year-over-year number of live on site auctions. Foreign exchange also had a negative impact on total revenues in the third quarter of 2018.

Agency proceeds (non-GAAP measure) improved 13% to $159.3 million versus $141.0 million in the third quarter of 2017 driven by growth in GTV and service revenues, which includes higher fee revenues related to the partial fee harmonization.

Costs of services decreased 1% to $33.1 million in the third quarter partially due to the lower number of live on site auctions versus the previous year.

Selling, general and administrative (“SG&A”) expenses increased $3.0 million, or 4% primarily due to incremental overhead costs incurred to support the Company’s GovPlanet’s non-rolling stock contract with the Defense Logistics Agency and higher share unit expense. These increases were partially offset by the favorable impact of foreign exchange during the comparative period.

Operating income increased $14.3 million, or 84%, driven by higher total service revenues mainly from higher fee revenues and auction revenue growth partially offset by higher SG&A, depreciation and amortization, and cost of inventory sold. Foreign exchange had a negative impact on operating income in the third quarter of 2018. Adjusted operating income7 (non-GAAP measure) increased 93% during the third quarter of 2018 compared to the third quarter of 2017, which excluded the impact of $1.5 million of non-recurring acquisition-related severance costs.

Net income attributable to stockholders increased $12.9 million, or 125%, primarily due to the increase in operating income and a $4.9 million gain on sale of an equity accounted for investment, partially offset by higher income taxes in the third quarter of 2018 compared to an income tax recovery in the third quarter of 2017. Adjusted net income attributed to stockholders8 (non-GAAP measure) increased $9.0 million, or 88%, to $19.3 million in the third quarter of 2018 from $10.3 million in the third quarter of 2017.

Primarily for the same reasons noted above, diluted EPS attributable to stockholders increased 133% to $0.21 per share in the third quarter of 2018 from $0.09 per share in the third quarter of 2017. Diluted adjusted EPS attributed to stockholders (non-GAAP measure) increased 100% to $0.18 in the third quarter of 2018 from $0.09 in the third quarter of 2017.

7	Adjusted operating income is a non-GAAP measure. We use income statement and balance sheet performance scorecards to align our operations with our strategic priorities. We concentrate on a limited number of metrics to ensure focus and to facilitate quarterly performance discussions. Our income statement scorecard includes the performance metric, adjusted operating income. We believe that comparing adjusted operating income for different financial periods provides useful information about the growth or decline of operating income for the relevant financial period. We calculate adjusted operating income by eliminating adjusting items from operating income. Adjusted operating income is reconciled to the most directly comparable GAAP measures in our consolidated financial statements under “Non-GAAP Measures” below.

8	Adjusted net income attributable to stockholders is a non-GAAP financial measure. The Company believes that comparing adjusted net income attributable to stockholders for different financial periods provides useful information about the growth or decline of its net income attributable to stockholders for the relevant financial period, and eliminates the financial impact of adjusting items the Company does not consider to be part of its normal operating results. Adjusted net income attributable to stockholders represents net income attributable to stockholders excluding the effects of adjusting items and is reconciled to the most directly comparable GAAP measures in the Company’s consolidated financial statements under “Non-GAAP Measures”.

Ritchie Bros.	4

Auctions & Marketplaces Segment Performance Highlights

GTV increased $20.1 million, or 2%, compared to the third quarter of 2017, led by a 16% increase in online auction volumes partially offset by a 0.7% decrease in live on site auctions. The decrease in live on site auctions was primarily due to significantly lower year-over-year GTV from agricultural auctions and the decrease in the number of live industrial on site auctions and sale days over the comparative period.

A&M total revenues increased 8% to $218.6 million in the third quarter compared to $202.7 million in the third quarter of 2017. The increase is primarily due to higher fee revenues and revenue from inventory sales mainly in our European operations, growth in auction volumes, and strong performance from Kruse Energy Auctioneers operations. These increases were partially offset by a reduction in the year over year number of live on site auctions. Foreign exchange also had a negative impact on total revenues in the third quarter of 2018.

A&M agency proceeds (non-GAAP measure) improved 11% to $144.2 million versus $130.2 million in the third quarter of 2017. The overall A&M agency proceeds rate (non-GAAP measure) improved 110 basis points to 13.9% from 12.8% in the third quarter of 2017.

Dividend Information

The Company declares a quarterly cash dividend of $0.18 per common share payable on December 19, 2018 to shareholders of record on November 28, 2018.

Q3 2018 Earnings Conference Call

Ritchie Bros. is hosting a conference call to discuss its financial results for the quarter ended September 30, 2018, at 8am Pacific time / 11 am Eastern time / 4 pm GMT on November 9, 2018. The replay of the webcast will be available through December 7, 2018.

Conference call and webcast details are available at the following link:

https://investor.ritchiebros.com

About Ritchie Bros.

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is a global asset management and disposition company, offering customers end-to-end solutions for buying and selling used heavy equipment, trucks and other assets. Operating in a multitude of sectors, including construction, transportation, agriculture, energy, oil and gas, mining, and forestry, the Company's selling channels include: Ritchie Bros. Auctioneers, the world's largest industrial auctioneer offering live on site auction events with online bidding; IronPlanet, an online marketplace with featured weekly auctions and providing its exclusive IronClad Assurance® equipment condition certification program; Marketplace-E, an online auction marketplace; Mascus, a leading European online equipment listing service; and Ritchie Bros. Private Treaty, offering privately negotiated sales. The Company also offers sector-specific solutions including GovPlanet, TruckPlanet, and Kruse Energy Auctioneers, plus equipment financing and leasing through Ritchie Bros. Financial Services. For more information about the unprecedented choice provided by Ritchie Bros., visit RitchieBros.com.

Ritchie Bros.	5

Forward-looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding future financial and operational results, including growth prospects and payment of dividends. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan”, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend” or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should” or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond the Company’s control, including the numerous factors that influence the supply of and demand for used equipment; economic and other conditions in local, regional and global sectors; the Company’s ability to successfully integrate IronPlanet, and to receive the anticipated benefits of the Acquisition; and the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, which is available on the SEC, SEDAR, and Company websites. The foregoing list is not exhaustive of the factors that may affect the Company’s forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward looking statements are made as of the date of this news release and the Company does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward looking statements.

Ritchie Bros.	6

GTV and Selected Condensed Consolidated Financial Information

GTV and Condensed Consolidated Income Statements

(Expressed in thousands of United States dollars, except share and per share amounts)

(Unaudited)

	Three months ended September 30,			Nine months ended September 30,
			% Change			% Change
(in U.S. $000's, except EPS)	2018	2017	2018 over 2017	2018	2017	2018 over 2017
GTV	$1,039,427	$1,019,322	2%	$3,626,551	$3,173,050	14%
Revenues:
Service revenues	$161,374	$145,938	11%	$551,736	$442,066	25%
Revenue from inventory sales	83,972	81,463	3%	262,318	237,375	11%
Total revenues	245,346	227,401	8%	814,054	679,441	20%
Operating expenses:
Costs of services	33,053	33,461	(1%)	112,743	94,093	20%
Cost of inventory sold	74,341	72,476	3%	231,834	207,603	12%
SG&A expenses	88,323	85,335	4%	287,052	230,287	25%
Acquisition-related costs	2,007	3,587	(44%)	5,039	35,162	(86%)
Depreciation and amortization expenses	16,723	14,837	13%	49,451	37,047	33%
Gain on disposition of property, plant and equipment	(342)	(42)	714%	(958)	(1,071)	(11%)
Impairment loss	-	-	-	-	8,911	(100%)
Foreign exchange loss (gain)	47	816	(94%)	31	(7)	543%
Total operating expenses	214,152	210,470	2%	685,192	612,025	12%
Operating income	31,194	16,931	84%	128,862	67,416	91%
Interest expense	(10,473)	(10,558)	(1%)	(32,720)	(27,311)	20%
Other, net	7,182	592	1113%	8,995	6,346	42%
Income before income taxes	27,903	6,965	301%	105,137	46,451	126%
Income tax expense (recovery)	4,791	(3,358)	(243%)	19,091	7,982	139%
Net income	$23,112	$10,323	124%	$86,046	$38,469	124%
Net income (loss) attributable to:
Stockholders	$23,138	$10,261	125%	$85,993	$38,273	125%
Non-controlling interests	(26)	62	(142%)	53	196	(73%)
	$23,112	$10,323	124%	$86,046	$38,469	124%
Earnings per share attributable to stockholders:
Basic	$0.21	$0.10	110%	$0.80	$0.36	122%
Diluted	$0.21	$0.09	133%	$0.79	$0.35	125%
Weighted average number of share outstanding:
Basic	108,365,427	107,120,618	1%	107,811,391	106,993,358	1%
Diluted	109,887,194	108,178,303	2%	109,133,378	108,069,624	1%

Ritchie Bros.	7

Condensed Consolidated Balance Sheets

(Expressed in thousands of United States dollars, except share data)

(Unaudited)

	September 30,	December 31,
	2018	2017
Assets

Cash and cash equivalents	$228,764	$267,910
Restricted cash	75,281	63,206
Trade and other receivables	247,972	92,105
Inventory	84,789	38,238
Other current assets	40,236	27,610
Income taxes receivable	8,589	19,418
Total current assets	685,631	508,487

Property, plant and equipment	504,738	526,581
Equity-accounted investments	4,206	7,408
Other non-current assets	26,549	24,146
Intangible assets	251,422	261,094
Goodwill	673,191	670,922
Deferred tax assets	23,729	18,674
Total assets	$2,169,466	$2,017,312

Liabilities and Equity

Auction proceeds payable	$325,985	$199,245
Trade and other payables	179,659	164,553
Income taxes payable	6,999	732
Short-term debt	10,532	7,018
Current portion of long-term debt	11,556	16,907
Total current liabilities	534,731	388,455

Long-term debt	740,222	795,985
Other non-current liabilities	39,436	46,773
Deferred tax liabilities	33,601	32,334
Total liabilities	1,347,990	1,263,547

Commitments
Contingencies
Contingently redeemable performance share units	864	9,014
Stockholders' equity:
Share capital:
Common stock; no par value, unlimited shares authorized, issued and outstanding shares: 108,601,417 (December 31, 2017: 107,269,783)	179,348	138,582
Additional paid-in capital	53,941	41,005
Retained earnings	632,496	602,609
Accumulated other comprehensive loss	(50,273)	(42,514)
Stockholders' equity	815,512	739,682
Non-controlling interest	5,100	5,069
Total stockholders' equity	820,612	744,751
Total liabilities and equity	$2,169,466	$2,017,312

Ritchie Bros.	8

Condensed Consolidated Statements of Cash Flows

(Expressed in thousands of United States dollars)

(Unaudited)

Nine months ended September 30,	2018	2017
Cash provided by (used in):
Operating activities:
Net income	$86,046	$38,469
Adjustments for items not affecting cash:
Depreciation and amortization expenses	49,451	37,047
Impairment loss	-	8,911
Stock option compensation expense	6,711	10,996
Equity-classified PSU expense	8,978	1,871
Deferred income tax expense (recovery)	(3,774)	(9,583)
Unrealized foreign exchange loss (gain)	501	(1,011)
Amortization of debt issuance costs	3,032	2,058
Gain on disposition of equity investment	(4,935)	-
Other, net	(4,636)	(2,090)
Net changes in operating assets and liabilities	(44,227)	11,849
Net cash provided by operating activities	97,147	98,517
Investing activities:
Acquisition of IronPlanet, net of cash acquired	-	(675,851)
Property, plant and equipment additions	(13,394)	(8,086)
Intangible asset additions	(19,410)	(20,482)
Proceeds on disposition of property, plant and equipment	2,524	3,487
Proceeds on disposal of equity investment	6,147	-
Other, net	(4,674)	(667)
Net cash used in investing activities	(28,807)	(701,599)
Financing activities:
Dividends paid to stockholders	(56,116)	(54,558)
Dividends paid to NCI	-	(41)
Issuances of share capital	27,072	7,934
Payment of withholding taxes on issuance of shares	(3,901)	-
Proceeds from short-term debt	6,949	6,850
Repayment of short-term debt	(3,372)	(22,793)
Proceeds from long-term debt	-	325,000
Repayment of long-term debt	(58,825)	(104,729)
Debt issue costs	-	(12,624)
Repayment of finance lease obligations	(2,827)	(1,565)
Other, net	(1,176)	(1,431)
Net cash provided by (used in) financing activities	(92,196)	142,043
Effect of changes in foreign currency rates on cash, cash equivalents, and restricted cash	(3,215)	17,270
Decrease	(27,071)	(443,769)
Beginning of period	331,116	758,089
Cash, cash equivalents, and restricted cash, end of period	$304,045	$314,320

Ritchie Bros.	9

A&M Segment Information

(Expressed in thousands of United States dollars)

(Unaudited)

	Three months ended September 30,			Nine months ended September 30,
			% Change			% Change
(in U.S. $000's)	2018	2017	2018 over 2017	2018	2017	2018 over 2017
Service revenues	$134,604	$121,255	11%	$463,076	$370,794	25%
Revenue from inventory sales	83,972	81,463	3%	262,318	237,375	11%
Total revenues	218,576	202,718	8%	725,394	608,169	19%
Costs of services	20,059	18,381	9%	62,888	51,946	21%
Cost of inventory sold	74,341	72,476	3%	231,834	207,603	12%
SG&A expenses	83,542	81,736	2%	272,503	219,824	24%
Impairment loss	-	-	-	-	8,911	(100%)
A&M profit	$40,634	$30,125	35%	$158,169	$119,885	32%

Selected Data

(Unaudited)

Live industrial auction data

	As at and for three months ended September 30,			As at and for the nine months ended September 30,
			% Change			% Change
	2018	2017	2018 over 2017	2018	2017	2018 over 2017
Number of consignments at industrial auctions	13,600	13,900	(2%)	39,050	41,950	(7%)
Number of bidder registrations at industrial auctions	123,000	126,000	(2%)	383,500	404,000	(5%)
Number of buyers at industrial auctions	31,400	31,100	1%	96,750	100,650	(4%)
Number of lots at industrial auctions	89,000	84,000	6%	273,500	276,000	(1%)
Number of permanent operational sites	35	39	(10%)	35	39	(10%)
Number of regional operational sites	5	6	(17%)	5	6	(17%)
Total auction sites	40	45	(11%)	40	45	(11%)
Number of industrial auctions	45	58	(22%)	130	169	(23%)

Ritchie Bros.	10

Additional Topic 606 Information

The following table reconciles revenues as previously reported to total revenues under Topic 606:

	Prior to January 1, 2018	New Revenue Standard Adjustments		On and after January 1, 2018
(in U.S. $000's)	Revenues as previously reported (a)	Cost of inventory sold[1] (b)	Ancillary and logistical service expenses[2] (c)	Total revenues under the new standard (a)+(b)+(c)=(d)
Quarter ended:
December 31, 2017	$178,785	$98,895	$14,070	$291,750
September 30, 2017	141,047	72,476	13,878	227,401
June 30, 2017	166,186	71,726	14,701	252,613
March 31, 2017	124,499	63,401	11,527	199,427
Full year 2017	$610,517	$306,498	$54,176	$971,191

The following table reconciles cost of services as previously reported to cost of services under Topic 606:

	Prior to January 1, 2018	New Revenue Standard Adjustments	On and after January 1, 2018
(in U.S. $000's)	Costs of services (a)	Ancillary and logistical service expenses[2] (b)	Costs of services under the new standard (a) + (b) = (c)
Quarter ended:
December 31, 2017	$25,026	$14,070	$39,096
September 30, 2017	19,583	13,878	33,461
June 30, 2017	21,591	14,701	36,292
March 31, 2017	12,813	11,527	24,340
Full year 2017	$79,013	$54,176	$133,189

1.	These amounts were historically disclosed under the Consolidated Financial Statement note entitled "Revenue" and are now presented on the face of the Company’s consolidated income statements effective January 1, 2018. Second and third quarter 2017 amounts were restated in the fourth quarter of 2017 to conform with current presentation of certain government contracts.
2.	Effective January 1, 2018, ancillary and logistical service expenses are now reported within costs of services under the Consolidated Financial Statement note entitled "Operating Expenses".

Ritchie Bros.	11

Non-GAAP Measures

This news release makes reference to various non-GAAP measures. These measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles.

The following table presents the Company’s agency proceeds (non-GAAP measure) and agency proceeds adjusted operating income rate (non-GAAP measure) results for the three and nine months ended September 30, 2018 and 2017, as well as reconciles those metrics to total revenues and operating income margin, which are the most directly comparable GAAP measures in, or calculated from, the Company’s consolidated income statements:

	Three months ended September 30,			Nine months ended September 30,
			% Change			% Change
(in U.S. $000's)	2018	2017	2018 over 2017	2018	2017	2018 over 2017
Operating income	$31,194	$16,931	84%	$128,862	$67,416	91%

Pre-tax adjusting items:

Accelerated vesting of assumed options	-	-	-	-	4,752	(100%)

Acquisition and finance structure advisory	-	-	-	-	9,063	(100%)

Severance and retention	1,501	-	100%	1,501	1,447	4%

Impairment loss	-	-	-	-	8,911	(100%)
Adjusted operating income (non-GAAP measure)	32,695	16,931	93%	130,363	91,589	42%

Total revenues	245,346	227,401	8%	814,054	679,441	20%

Less: cost of inventory sold	(74,341)	(72,476)	3%	(231,834)	(207,603)	12%

Less: ancillary and logistical service expenses	(11,682)	(13,878)	(16%)	(46,242)	(40,106)	15%

Agency proceeds (non-GAAP measure)	$159,323	$141,047	13%	$535,978	$431,732	24%

Operating income margin	12.7%	7.4%	530 bps	15.8%	9.9%	590 bps

Agency proceeds adjusted operating income rate (non-GAAP measure)	20.5%	12.0%	850 bps	24.3%	21.2%	310 bps

(1)	Please refer to page 15 for a summary of adjusting items during the trailing 12-months ended September 30, 2018 and September 30, 2017.

Ritchie Bros.	12

The following table presents the Company’s adjusted net income attributable to stockholders (non-GAAP measure) and diluted adjusted EPS attributable to stockholders (non-GAAP measure) results for the three and nine months ended September 30, 2018, and 2017, as well as reconciles those metrics to net income attributable to stockholders and diluted EPS attributable to stockholders, which are the most directly comparable GAAP measures in the Company’s consolidated income statements:

	Three months ended September 30,			Nine months ended September 30,
			% Change			% Change
(in U.S. $000's, except share and per share data)	2018	2017	2018 over 2017	2018	2017	2018 over 2017
Net income attributable to stockholders	$23,138	$10,261	125%	$85,993	$38,273	125%
Pre-tax adjusting items:
Accelerated vesting of assumed options	-	-	-	-	4,752	(100%)
Acquisition and finance structure advisory	-	-	-	-	9,063	(100%)
Severance and retention	1,501	-	100%	1,501	1,447	4%
Gain on sale of equity accounted for investment	(4,935)	-	100%	(4,935)	-	100%
Impairment loss	-	-	-	-	8,911	(100%)
Current income tax effect of adjusting items:
Acquisition and finance structure advisory	-	-	-	-	(2,447)	(100%)
Severance and retention	(376)	-	100%	(376)	(564)	(33%)
Deferred income tax effect of adjusting items:
Impairment loss	-	-	-	-	(2,361)	(100%)
Current income tax adjusting item:
Change in uncertain tax provision	-	-	-	-	2,290	(100%)
Adjusted net income attributable to stockholders (non-GAAP measure)	$19,328	$10,261	88%	$82,183	$59,364	38%
Effect of dilutive securities	$-	$-	-	$-	$(50)	(100%)
Weighted average number of dilutive shares outstanding	109,887,194	108,178,303	2%	109,133,378	108,069,624	1%

Diluted earnings per share attributable to stockholders	$0.21	$0.09	133%	0.79	0.35	126%
Diluted adjusted EPS attributable to stockholders (non-GAAP measure)	$0.18	$0.09	100%	0.75	0.55	36%

(1)	Please refer to page 15 for a summary of adjusting items during the trailing 12-months ended September 30, 2018 and September 30, 2017.

Ritchie Bros.	13

The following table presents the Company’s agency proceeds (non-GAAP measure) results for the three and nine months ended September 30, 2018 and 2017, as well as reconciles that metric to total revenues, which is the most directly comparable GAAP measure in the Company’s consolidated income statements:

	Three months ended September 30,			Nine months ended September 30,
			% Change			% Change
(in U.S. $000's)	2018	2017	2018 over 2017	2018	2017	2018 over 2017
Total revenues	$245,346	$227,401	8%	$814,054	$679,441	20%
Less: cost of inventory sold	(74,341)	(72,476)	3%	(231,834)	(207,603)	12%
Less: ancillary and logistical service expenses	(11,682)	(13,878)	(16%)	(46,242)	(40,106)	15%
Agency proceeds (non-GAAP measure)	$159,323	$141,047	13%	$535,978	$431,732	24%

The following table presents the Company’s A&M agency proceeds (non-GAAP measure) and A&M agency proceeds rate (non-GAAP measure) results for the three and nine months ended September 30, 2018, and 2017, as well as reconciles those metrics to A&M total revenues and A&M revenue rate, which are the most directly comparable GAAP measures in, or calculated from, the Company’s consolidated financial statements:

	Three months ended September 30,			Nine months ended September 30,
			% Change			% Change
(in U.S. $000's)	2018	2017	2018 over 2017	2018	2017	2018 over 2017
A&M total revenues	$218,576	$202,718	8%	$725,394	$608,169	19%
Less: cost of inventory sold	(74,341)	(72,476)	3%	(231,834)	(207,603)	12%
A&M agency proceeds (non-GAAP measure)	144,235	130,242	11%	493,560	400,566	23%

GTV	$1,039,427	$1,019,322	2%	$3,626,551	$3,173,050	14%

A&M revenue rate	21.0%	19.9%	110 bps	20.0%	19.2%	80 bps
A&M agency proceeds rate (non-GAAP measure)	13.9%	12.8%	110 bps	13.6%	12.6%	100 bps

Ritchie Bros.	14

The adjusting items during the trailing 12-months ended September 30, 2018 were:

Recognized in the third quarter of 2018

•	$1.5 million ($1.1 million after tax, or $0.01 per diluted share) of severance and retention costs in a corporate reorganization that followed the Acquisition; and
•	$4.9 million ($4.9 million after tax, or $0.04 per diluted share) due to gain on sale of an equity accounted for investment.

Recognized in the second quarter of 2018

There were no adjustment items recognized in the second quarter of 2018.

Recognized in the first quarter of 2018

There were no adjustment items recognized in the first quarter of 2018.

Recognized in the fourth quarter of 2017

•	$2.2 million ($1.6 million after tax, or $0.02 per diluted share) of severance and retention costs in a corporate reorganization that followed the Acquisition; and

•	$10.1 million (or $0.10 per diluted share) benefit on remeasurement of deferred taxes due to the Tax Cuts and Jobs Act.

The adjusting items during the trailing 12-months ended September 30, 2017 were:

Recognized in the third quarter of 2017
There were no adjustment items recognized in the third quarter of 2017.

Recognized in the second quarter of 2017

•	$4.8 million ($4.8 million after tax, or $0.04 per diluted share) of stock option compensation expense related to the accelerated vesting of certain IronPlanet stock options assumed as part of the Acquisition;
•	$9.1 million ($6.6 million after tax, or $0.06 per diluted share) of acquisition and finance structure advisory costs;
•	$1.4 million ($0.9 million after tax, or $0.01 per diluted share) of severance and retention costs in a corporate reorganization that followed the Acquisition; and
•	$8.9 million ($6.6 million after tax, or $0.06 per diluted share) impairment loss recognized on various technology assets.

Recognized in the first quarter of 2017

•	$2.3 million ($2.3 million after tax, or $0.02 per diluted share) charge related to the change in uncertain tax provisions.

Recognized in the fourth quarter of 2016

•	$6.8 million ($5.0 million after tax, or $0.05 per diluted share) charge related to the early termination of pre-existing debt.

For further information, please contact:

Zaheed Mawani

Vice President, Investor Relations

Phone: 1.778.331.5219

Email: zmawani@ritchiebros.com

Ritchie Bros.	15